Exhibit 10.3

2009 SECURITY AGREEMENT

This 2009 Security Agreement (this “Agreement”) is dated as of August 10, 2009, and  is made by and between Lime Energy Co., a Delaware corporation (the “Debtor”), and Richard P. Kiphart (the “Secured Party”).

Explanatory Statement

The Debtor has agreed to grant to the Secured Party a security interest in the Debtor’s assets to secure the payment and performance of the obligations in connection with that certain 2009 Revolving Line of Credit Note made by the Debtor in favor of the Secured Party (“2009 Note”) dated as of the date hereof.

NOW, THEREFORE, for good and valuable consideration, including, without limitation, the covenants and conditions set forth herein, the parties hereto agree as follows:

1.             Definitions.

(a)           As used herein, the capitalized terms set forth in bold below shall have the following meanings:

“Collateral” shall mean all right, title and interest of the Debtor in and to (a) all Accounts, (b) all Instruments, (c) all Inventory, (d) all General Intangibles, (e) all Equipment, (f) any and all Proceeds, (g) all contract rights, (h) all computer software, and (i) all right, title and interest in and to any and all other assets and property of the Debtor to secure the Obligations, but shall not include any Equipment or other Collateral obtained or acquired or to be obtained or acquired by the Debtor on a lease financing basis.

“Obligations” shall mean any and all payment obligations of the Debtor under the 2009 Note, and this Agreement.

“Permitted Liens” shall mean: (a) the liens and security interests of any Senior Lender; (b) the liens and security interests of the Secured Party hereunder; (c) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (d) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (e) purchase money liens or purchase money security interests upon or in any property acquired or held by the Debtor in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement; (f) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Secured Party in writing; and (g) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Debtor’s assets.

“Senior Lender” shall mean each of American Chartered Bank and any commercial lender which provides financing to the Debtor.

“Senior Lien” shall mean liens made in favor of the Senior Lender by the Debtor.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois from time to time.

(b)           Incorporation of UCC Terms.  Except as specifically defined in this Agreement, all words, terms and/or phrases used in this Agreement shall be defined by the applicable definition ascribed thereto in Article 9 of the UCC, which definitions are incorporated herein by reference as if fully set forth herein, including:  “Accounts,” “Documents,” “Equipment,” “General Intangibles,” “Goods,” “Instruments,” “Inventory” and “Proceeds.”  If a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term shall have the meaning ascribed to such term in Article 9.

2.             Grant of Security Interest.  The Debtor hereby grants and conveys to the Secured Party a continuing perfected security interest in and a lien upon all of the Debtor’s right, title and interest in, to and under the Collateral, whether presently existing or hereafter created or acquired, and all products and proceeds for the foregoing to secure the payment and performance of the Obligations.  Nothing in this Agreement shall be deemed to constitute an assumption or acceptance by the Secured Party of any of the obligations of the Debtor under any of the Collateral or any contract or agreement for purchase, sale, lease or disposition of the Collateral, and the Debtor hereby specifically confirms and acknowledges that it shall remain liable for any obligations it may have under or in respect of any of the Collateral and agree to indemnify the Secured Party and hold the Secured Party harmless against any such liability or obligation.

3.             Continuing Security Interest.  This Agreement creates a continuing perfected security interest in and lien upon the Collateral and shall:  (a) remain in full force and effect until all Obligations have been paid in full or otherwise discharged; (b) be binding upon the Debtor and its successors, permitted transferees and permitted assigns; and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and his respective successors, transferees and assigns.  Upon the payment in full of all Obligations, the security interest and lien granted hereunder shall terminate and all rights to the Collateral shall revert to the Debtor.  Upon such termination, the Secured Party will execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

4.             Representations, Warranties and Covenants.  The Debtor represents, warrants, covenants and agrees as follows:

(a)           Debtor is the sole legal and beneficial owner of each item of the Collateral, having good and marketable title thereto, free and clear of any and all liens, charges, encumbrances, taxes and assessments other than the Permitted Liens.

(b)           The execution, delivery and performance of this Agreement and the endorsement and delivery of the Collateral does not and will not contravene or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to the Debtor, or result in a breach of or constitute a default (with or without the giving of notice or the lapse of time, or both) under any indenture or any other agreement to which the Debtor is a party, or by which the Debtor or any of the Debtor’s property may be bound or affected.

(c)           Debtor shall pay and perform all of the obligations secured by this Agreement according to their terms.

(d)           Debtor shall defend the title to the Collateral against all persons and against all claims and demands whatsoever, which Collateral is free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments, except for the Permitted Liens.

(e)           Debtor shall do the following: (i) furnish any further assurances of title reasonably requested by the Secured Party; (ii) execute any written agreement or do any other acts reasonably necessary to effectuate the purposes and provisions of the Agreement; (iii) execute any instrument or statement required by law in order to perfect or continue the security interest of the Secured Party in the Collateral; and (iv) pay all costs of filing in connection therewith.

(f)            Debtor shall keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments other than the Permitted Liens.

(g)           Debtor shall pay, when due, all taxes, assessments and license fees relating to the Collateral unless such taxes and/or assessments are being contested by Debtor in good faith.

(h)           The Debtor has the full corporate right and authority to enter into this Agreement and to pledge the Collateral in accordance with the terms hereof.

(i)            Except for the filing of financing statements with the Secretary of State for the State of Delaware under the UCC, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (1) for the grant by the Debtor or the effectiveness of the security interest and lien granted hereby or for the execution, delivery and performance of this Agreement by the Debtor, or (2) for the perfection of or the exercise by the Secured Party of any of their rights and remedies hereunder.

5.             Waiver.  Waiver of, or acquiescence in, any default by the Debtor, or failure of the Secured Party to insist upon strict performance by the Debtor of any warranties or agreements in this Agreement, shall not constitute a waiver of any subsequent or other default or failure.

6.             Debtor Remains Liable.  Anything herein to the contrary notwithstanding (a) the Debtor shall remain liable under any agreements which have been (in whole or in part) pledged or assigned herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Debtor from any of its respective duties or obligations under any such agreements, and (c) Secured Party shall have no obligation or liability under any such agreements by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

7.             Governing Statute.  The UCC shall govern the rights, duties and remedies of the parties and any provisions herein declared invalid under any law shall not invalidate any other provision or this Agreement.

8.             Remedies Upon Default.

(a)           Upon any Event of Default (as defined in the 2009 Note), the Obligations secured by this Agreement shall immediately become due and payable in full without notice or demand and the Secured Party shall have all the rights, remedies and privileges with respect to the retention and sale of the Collateral and disposition of the proceeds thereof as are accorded by the applicable sections of the Uniform Commercial Code respecting “Default.”

(b)           Upon any Event of Default, the Debtor shall assemble all materials relevant to the Collateral and make it available to the Secured Party at the place and at the time designated in the demand.  The proceeds of all sales and collections of the Collateral shall be applied as follows:

(i)            to the payment of costs and expenses of such sales and collections incurred by the Secured Party;

(ii)           any surplus then remaining to the payment of unpaid interest under the 2009 Note;

(iii)          any surplus remaining to the payment of the unpaid principal of the 2009 Note;

(iv)          to the payment of any other amounts required by applicable law, including without limitation, the UCC; and

(v)           any surplus then remaining shall be paid over (subject to the rights of third parties) to the Debtor or for its account.  The Debtor shall remain liable for any deficiency resulting from the sale of the Collateral and shall pay any such deficiency forthwith on demand.

9.             Subordination.  The security interest in the Collateral described in Section 2 is hereby expressly subordinated to the any lien now or hereafter granted to a Senior Lender by Debtor or by law, notwithstanding the date, order or method of attachment or perfection of any such Senior Lien or the provisions of any applicable law, provided that such subordination must be on terms and conditions acceptable to Lender, in his reasonable discretion.

10.           Termination.  This Agreement shall terminate upon payment of all indebtedness and performance of all obligations under the 2009 Note, and the Secured Party shall execute and deliver to the Debtor a UCC-3 financing statement terminating the lien of the Secured Party on the Collateral.

11.           Miscellaneous.

(a)           This Agreement shall bind and inure to the benefit of the respective parties hereto, and their legal representatives, successors and assigns.

(b)           This Agreement may be modified or amended only by a writing signed by the Debtor and the Secured Party.

(c)           All notices, requests, demands, claims and other communications hereunder (“Notices”) shall be in writing.  Any Notice hereunder shall be deemed duly given (i) upon receipt if delivered in person; (ii) upon the third business day after being sent if sent by registered or certified mail, return receipt requested with postage thereon prepaid; or (iii) on the next business day if sent by Federal Express or similar overnight courier service; in each case addressed to the intended recipient as set forth below (or to such other address as the intended receipt may request by way of Notice delivered in accordance with this Section):

If to the Debtor, to:

Lime Energy Co.

1280 Landmeier Road

Elk Grove Village, Illinois 60007

Attention: Chief Financial Officer

If to Kiphart:

Richard P. Kiphart

c/o William Blair & Co. LLC

222 West Adams Street

Chicago, Illinois 60606

(d)           This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Illinois, as applied to contracts made and to be performed in that state, without regard to conflicts of law principles.

(e)           This Agreement may be signed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this 2009 Security Agreement effective as of the date first set forth above.

DEBTOR:

Lime Energy Co.,

a Delaware corporation

By:	/s/ Jeffrey Mistarz
Name:	Jeffrey R. Mistarz
Title:	Executive Vice President and
Chief Financial Officer

SECURED PARTY:

/s/ Richard P. Kiphart

Richard P. Kiphart